UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 4, 2022 , Bowman Consulting Group Ltd. (the “Company” or “Bowman”) completed its acquisition of McMahon Associates Inc., a Pennsylvania corporation (“McMahon”), pursuant to the Stock Purchase Agreement, dated May 4, 2022 (the “Agreement”), among the Company, McMahon, McMahon Associates Holdings, Inc. (“McMahon Holdings”) and certain shareholders of McMahon Holdings. McMahon provides transportation planning and engineering services to private and public sector clients with a focus on projects oriented to roads and bridges; traffic and parking; signals and ITS (intelligent transportation systems); community transportation; and public transit. The firm is comprised of over 200 professionals with fifteen offices located throughout New England, the Mid-Atlantic region, and Florida.

The aggregate consideration was approximately $18.3 million which consisted of (i) $7.5 million in cash, (ii) non-negotiable promissory notes in the aggregate amount of $3.4 million, subject to adjustment, and (iii) the issuance of 476,796 shares of Bowman restricted common stock which was priced under the Agreement at $15.73 per share. The restricted shares are subject to a six-month lock-up.

The transaction was structured as a stock purchase with a joint election to treat the acquisition as an asset sale pursuant to the Internal Revenue Code. As such, determination of the final acquisition cost is subject to adjustment based on customary post-closing purchase price accounting.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is included as Exhibit 2.1 to this report and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of the shares of restricted common stock described in Item 2.01 were not registered under the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) thereunder, as a transaction by an issuer not involving a public offering.

Item 8.01.	Other Events.

On May 4, 2022, the Company issued a press release announcing the closing of the acquisition of McMahon. The press release is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a) Certain of the financial statements required by Item 9.01will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the filing of this Current Report.

(d)

The following exhibits are being filed as part of this Current Report.

Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated May 4, 2022, among the Bowman Consulting Group Ltd., McMahon Associates Inc., McMahon Associates Holdings, Inc. and certain shareholders of McMahon Associates Holdings, Inc.

99.1	Press Release dated May 4, 2022.

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: May 10, 2022	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer